EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 11, 2003, with respect to the financial statements of NTELOS Inc. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-128849) and the related Prospectus of NTELOS Holdings Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Ernst & Young LLP

January 25, 2006

McLean, Virginia